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                                                                    EXHIBIT 23.2



              [Letterhead of Emens, Kegler, Brown, Hill & Ritter]


                              September 28, 1995

  Synetic, Inc.
  669 River Drive
  Elmwood Park, NJ 07407-1361

  Dear Ladies and Gentlemen:

          We hereby consent to the incorporation by reference into the Synetic, Inc. Registration Statements on Form S-8 (File Nos. 33-34925, 33-34926, 33-38446, 33-46639 and 33-46640), including the Form S-3 resale prospectuses included therein, filed with the Securities and Exchange Commission, of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995. We also consent to all references to our firm included in such Registration Statements.

  Columbus, Ohio
  September 28, 1995
                                           Very truly yours,

                                           EMENS, KEGLER, BROWN, HILL
                                             & RITTER CO., L.P.A.


                                           By:  /s/ Jack A. Bjerke
                                               -------------------------------
                                               Jack A. Bjerke, Vice President